UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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AVNET, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Avnet, Inc.

2211 South 47th Street

Phoenix, AZ 85034

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 16, 2018

This proxy statement supplement, dated October 18, 2018 (the “Supplement”), supplements and amends the definitive proxy statement (the “Proxy Statement”) of the Board of Directors of Avnet, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission (“SEC”) on October 4, 2018 relating to the Annual Meeting of Shareholders of the Company to be held on Friday, November 16, 2018 at 8:00 a.m., local time, at the Company’s Corporate Headquarters, 2211 South 47th Street, Phoenix, Arizona 85034 (“Annual Meeting”).

The purpose of this Supplement is to provide the following additional disclosures concerning Proposal 3 - To amend and restate the Avnet Employee Stock Purchase Plan (“ESPP”), Summary of the Plan:

In general, any employee of the Company or one of its designated subsidiaries is eligible to participate in the ESPP after three months of continuous employment on the basis of at least 20 hours per week. Under the ESPP, only those subsidiaries in the United States or Canada may be designated subsidiaries. As of October 1, 2018, the beginning of the current offering period, all the Company’s subsidiaries in the United States and Canada were designated subsidiaries and approximately 3,400 U.S. employees and approximately 110 Canadian employees were eligible to participate in the ESPP.

As of October 15, 2018, the fair market value of a share of the Company’s common stock, determined by the closing price per share on that date as quoted on the Nasdaq Global Select Market, was $40.79.

Because benefits under the ESPP will depend on employees’ elections to participate and the fair market value of the Company’s common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the proposed amendment to the ESPP is approved by the shareholders.  No options have been granted with respect to the 500,000 additional shares for which shareholder approval is being sought. The number of shares that individuals and groups listed below have purchased under the ESPP since its inception in 1995 through October 2, 2018 are as follows:

Participants	Number of Shares Purchased Under the ESPP(1)
William J. Amelio Chief Executive Officer	1,465
Philip R. Gallagher, President, Electronic Components	7,780
MaryAnn G. Miller, Senior Vice President, Chief Human Resources Officer and Head of Global Marketing and Communications	272
All other current executive officers as a group	0
All employees (excluding all current executive officers) as a group (2)	4,407,591

(1) Based on available records.

(2) Non-employee directors are not eligible to participate in the ESPP. No shares were purchased under the ESPP by any director who was not an executive officer, any other nominee for election as a director or any associates of such directors or nominees or of any executive officers, and no person has purchased five percent or more of the total number of shares issued under the ESPP.

The Proxy Statement contains important additional information and this Supplement should be read in conjunction with the Proxy Statement.

The Proxy Statement and this Supplement have been filed with the SEC and are also available for viewing at the website maintained for the Annual Meeting at www.proxyvote.com (as well as on the Company’s website at www.ir.avnet.com/financial-information/sec-filings). The Company will furnish a copy of the Supplement to any shareholder by mail upon written or verbal request to the Company at Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034 Attention Harvey Woodford, Corporate Secretary; telephone: 480-643-2000; or e-mail: investorrelations@avnet.com.

Shareholders who have already submitted proxies for this Annual Meeting may revoke them, or if they wish to change their vote, they may do so: (i) by submitting a written notice of revocation or a later dated proxy; (ii) if previously submitted by telephone or Internet, by voting again using the same procedures, in which case the later submitted vote will be recorded and the earlier vote will be revoked; or (iii) by voting in person at the Annual Meeting. To be valid, your vote by Internet, telephone or mail must be received by 11:59 p.m., Eastern Time, on November 15, 2018 for shares held directly or by 11:59 p.m., Eastern Time, on November 13, 2018 for shares held in a plan. Detailed information regarding voting procedures can be found in the Proxy Statement.

IF YOU HAVE ALREADY VOTED AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO DO ANYTHING. YOUR VOTE WILL BE TABULATED AS YOU INSTRUCTED AT THE ANNUAL MEETING.